Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form F-3 of Bonso Electronics International Inc. of our report dated May 28, 1999 relating to the financial statements as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, which appear in such Registration Statement. We also consent to the reference to us under the headings, "Experts" in such Registration Statement.






PricewaterhouseCoopers
Hong Kong
October 26, 1999